UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2022
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of principal executive offices and Zip Code)
(212) 832-3232
(Registrant's telephone number, including area code)

_________________________________________ (Former name or former address, if changed since last report)
  ________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2022, Cohen & Steers, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (as amended and restated, the “Amended and Restated Stock Incentive Plan”), which (i) extended the term of the Amended and Restated Stock Incentive Plan an additional ten years through May 5, 2032 and (ii) increased the number of shares of common stock of the Company with respect to which awards may be granted under the plan by 3,000,000.

The material terms of the Amended and Restated Stock Incentive Plan are described in the Company’s definitive proxy statement, dated March 25, 2022, under the heading “Item Two — Approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan,” which is incorporated herein by reference. The Amended and Restated Stock Incentive Plan is filed as Exhibit 10.1 hereto.

In connection with, and effective upon, the approval of the Company’s Amended and Restated Stock Incentive Plan by the Company’s shareholders, the Board of Directors of the Company approved the termination of the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan.

Item 5.07.     Submission of Matters to a Vote of Security Holders

At the Annual Meeting, each shareholder of record of common stock of the Company as of March 10, 2022 was entitled to vote, and each shareholder was entitled to one vote per share of common stock. A total of 46,925,642 shares of common stock (96.40% of all such shares entitled to vote at the Annual Meeting) were present or represented by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected the nine director nominees to the board of directors of the Company to serve until the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) approved the Amended and Restated Stock Incentive Plan, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and (iv) approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Set forth below are the final voting results with respect to each matter submitted to a vote of the shareholders.

(i)    Election of director nominees:

	Aggregate Votes
Nominees	For	Against	Abstain	Broker Non-Votes
Martin Cohen	44,201,519	746,802	10,639	1,966,682
Robert H. Steers	43,950,474	999,436	9,050	1,966,682
Joseph M. Harvey	44,761,698	187,661	9,601	1,966,682
Reena Aggarwal	42,548,470	2,401,542	8,948	1,966,682
Frank T. Connor	43,682,750	1,267,144	9,066	1,966,682
Peter L. Rhein	42,916,421	1,916,043	126,496	1,966,682
Richard P. Simon	42,967,604	1,935,167	56,189	1,966,682
Dasha Smith	43,644,651	1,305,312	8,997	1,966,682
Edmond D. Villani	42,988,147	1,914,074	56,739	1,966,682

(ii)    Approval of Amended and Restated Stock Incentive Plan:

Aggregate Votes
For	Against	Abstain	Broker Non-Votes
37,249,339	7,690,564	19,057	1,966,682

(iii)    Ratification of appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstain	Broker Non-Votes
46,876,145	41,429	8,068	N/A

(iv)    Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Aggregate Votes
For	Against	Abstain	Broker Non-Votes
40,689,395	4,247,374	22,191	1,966,682

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date:	May 9, 2022	By:	/s/ Brian Heller
Name: Brian Heller
Title: Senior Vice President, Corporate Counsel and Assistant Secretary